EXHIBIT 99.1
News Release
TranSwitch Corporation Announces
Fourth Quarter 2008 Financial Results

Restructuring and Centillium Integration Substantially Completed

SHELTON, CT – February 5, 2009 ─ TranSwitch Corporation (NASDAQ: TXCC), a leading provider of semiconductor solutions for the converging voice, data and video network, today announced financial results for the fourth quarter ended December 31, 2008.

The summary of our results are as follows:

•	The net revenues for the quarter were approximately $15.0 million, which is in line with prior guidance.

•	The integration of Centillium was largely completed in the fourth quarter.

•	The previously announced restructuring was completed in the fourth quarter per plan.

•	The company improved its balance sheet by repurchasing $15 million in principal amount of its 5.45% convertible notes.

Net revenues for the fourth quarter of 2008 were approximately $15.0 million, which included approximately two months of revenue contribution from product lines acquired through the Centillium transaction.  The GAAP net loss was ($5.7) million, or ($0.04) per basic and diluted common share.  This compares with net revenues of approximately $10.5 million and a GAAP net loss of ($3.0) million, or ($0.02) per basic and diluted common share during the third quarter of 2008, and net revenues of approximately $7.2 million and a net loss of ($5.6) million, or ($0.04) per basic and diluted common share, during the fourth quarter of 2007.

For the twelve months ended December 31, 2008, the Company posted net revenues of approximately $41.9 million and a GAAP net loss of ($18.5) million, or ($0.13) per basic and diluted common share, compared with net revenues of approximately $32.6 million and a GAAP net loss of ($19.7) million, or ($0.15) per basic and diluted common share in 2007.

During the fourth quarter of 2008, TranSwitch reported a GAAP gross profit of $8.0 million, or a gross margin of 53% on total revenues. The non-GAAP gross profit for the fourth quarter was $8.7 million, or a gross margin of 58%.

Non-GAAP results were a net loss of ($3.7) million, or ($0.03) per share, for the fourth quarter of 2008, compared with a non-GAAP net loss of ($2.6) million, or ($0.02) per share, for the third quarter of 2008 and a non-GAAP net loss of ($4.3) million, or ($0.03) per share, for the fourth quarter of 2007.  The non-GAAP results for the fourth quarter 2008 excluded restructuring expenses of $5.2 million, amortization of purchase price intangibles of $0.3 million, stock–based compensation of $0.5 million, the write off of the inventory value write-up due to purchase accounting of $0.7 million and benefits of $4.5 million related to a gain on debt repurchased and $0.2 million due to the reversal of accrued royalties.  The non-GAAP results for the third quarter 2008 excluded amortization of purchase price intangibles of $0.1 million and $0.3 million in stock–based compensation. The non-GAAP results for the fourth quarter of 2007 excluded restructuring expenses of $0.8 million, amortization of purchase price intangibles of $0.1 million and $0.5 million in stock–based compensation. Further information about non-GAAP measures and a reconciliation to the GAAP results is provided after the financials attached to this release.

“In the fourth quarter, TranSwitch recorded revenues generally in line with our prior guidance despite the quarter being disrupted by unprecedented worldwide economic turmoil,” stated Dr. Santanu Das, President and CEO.  “We also completed the acquisition of Centillium Communications in the fourth quarter.”

“Contemporaneously with this acquisition, we announced and completed a company-wide restructuring aimed at having operating expense levels for the combined company at roughly the same operating expense level of TranSwitch on a stand-alone basis prior to the transaction,” continued Dr. Das.  “We are happy to report that the restructurings as well as the Centillium integration are now mostly behind us.”

“The Centillium acquisition represents one of the most significant accomplishments in the company’s history as we successfully integrated a company of comparable size, adding a growing revenue stream with practically no incremental operating expense,” stated Dr. Das.

“Additionally in the fourth quarter, we strengthened our balance sheet by purchasing $15 million principal amount of our 5.45% Convertible Notes due in 2010 at a considerable discount to par,” added Dr. Das.

“Obviously, we are very encouraged by our fourth quarter results.  On the other hand, one cannot ignore the magnitude of the economic uncertainty around the world and its potential impact on our business.  As a result, we project our first quarter 2009 revenues to be around $14.5 million.  At this revenue level, our plan calls for achieving non-GAAP operating profitability.  However, we expect to incur a large expense for the fabrication of a new product which had been planned for the fourth quarter of 2008.  Including this unplanned expense, we estimate our first quarter 2009 GAAP net loss to be roughly ($0.01) per basic and diluted common share,” concluded Dr. Das.

Additional details on TranSwitch’s fourth quarter 2008 financial results will be discussed during a conference call regarding this announcement today at 5:30 pm Eastern time. To listen to the live call, investors can dial 719-325-4813 and reference confirmation code: 9723472.  The call will be recorded and a replay will be available two hours after the conclusion of the live broadcast through February 20, 2008. To access the replay, dial 719-457-0820 and enter confirmation code:  9723472. Investors can also access an audio webcast via www.vcall.com by clicking on the TranSwitch Corporation conference call link. This audio webcast will also be available on a replay basis for 10 business days.

About TranSwitch Corporation

TranSwitch Corporation designs, develops and markets innovative semiconductors that provide core functionality and complete solutions for voice, data and video communications network equipment.  As a leading supplier to telecom, datacom, cable television and wireless markets, TranSwitch customers include the major OEMs that serve the worldwide public network, the Internet, and corporate Wide Area Networks (WANs).  TranSwitch devices are inherently flexible, with many incorporating embedded programmable microcontrollers to rapidly meet customers’ new requirements or evolving network standards by modifying a function via software instruction.  TranSwitch implements global communications standards in its VLSI solutions and is committed to providing high-quality products and services. TranSwitch, Shelton, CT, is an ISO 9001:2000 registered company.  For more information, visit www.transwitch.com.

Forward-looking statements in this release, including statements regarding management's expectations for future financial results and the markets for TranSwitch's products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that these forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the risk that TranSwitch’s and Centillium’s businesses will not be integrated successfully or will be delayed; the risk that the merger of the companies will involve unexpected costs or unexpected liabilities; uncertainties concerning the effect of the merger on relationships with customers, employees and suppliers of either company; and other risks associated with TranSwitch’s businesses such as the risks associated with acquiring new businesses; the risk of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch's products and products developed by TranSwitch's customers; risks relating to TranSwitch's indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch's filings with the Securities and Exchange Commission.

TranSwitch expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based.

TranSwitch is a registered trademark of TranSwitch Corporation.

For more information contact:

Robert A. Bosi
Chief Financial Officer
Phone: 203.929.8810 ext. 2465
Robert.Bosi@transwitch.com

TranSwitch Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except for per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net revenues:
Product revenues	$14,573	$6,078	$40,003	$29,310
Service revenues	452	1,092	1,931	3,255
Total net revenues	15,025	7,170	41,934	32,565
Cost of revenues:
Cost of product revenues	6,649	2,588	16,730	10,514
Provision for excess and obsolete inventories	179	—	316	443
Cost of service revenues	211	558	994	1,437

Total cost of revenues	7,039	3,146	18,040	12,394

Gross profit	7,986	4,024	23,894	20,171
Operating expenses:
Research and development	7,633	5,034	24,568	21,703
Marketing and sales	2,882	2,326	8,816	10,223
General and administrative	2,300	1,365	6,678	5,617
Restructuring charge and asset impairments	5,245	781	5,270	1,428
Reversal of accrued royalties	(198)	—	(198)	—
Total operating expenses	17,862	9,506	45,134	38,971
Operating loss (Note 1)	(9,876)	(5,482)	(21,240)	(18,800)
Other income (expense):
Change in fair value of derivative liability	—	—	(347)	980
Gain (Loss) on extinguishment of debt	4,491	—	4,491	(351)
Equity in net losses of affiliates	—	—	—	(109)
Other income	(19)	—	81	—
Interest income (expense):
Interest income	254	466	934	2,457
Interest expense	(471)	(607)	(1,941)	(3,606)
Interest expense, net	(217)	(141)	(1,007)	(1,149)
Total other income (expense), net	4,255	(141)	3,218	(629)
Loss before income taxes	(5,621)	(5,623)	(18,022)	(19,429)
Income tax expense	121	(12)	490	283
Net loss	$(5,742)	$(5,611)	$(18,512)	$(19,712)

Basic and diluted net loss per common share:	$(0.04)	$(0.04)	$(0.13)	$(0.15)
Basic and diluted average common shares outstanding	152,287	133,076	138,080	132,529

Note 1: Stock-based compensation expense included in cost of revenues and operating expenses is as follows:
Cost of revenues	$10	$17	$57	$83
Research and development	241	246	861	834
Marketing and sales	49	106	161	489
General and administrative	192	86	437	564

Total	$492	$455	$1,516	$1,970

TranSwitch Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	December 31, 2008	December 31, 2007

ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$15,284	$34,098
Accounts receivable, net	12,865	6,850
Inventories	4,504	3,069
Prepaid expenses and other current assets	2,526	1,510
Total current assets	35,179	45,527

Property and equipment, net	2,727	5,116
Goodwill	25,079	10,075
Other assets	16,140	6,869
Total assets	$79,125	$67,587
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$20,118	$7,536
Restructuring liabilities	6,567	844
Obligations under deferred revenue	449	280
Derivative liability	179	—
Total current liabilities	27,313	8,660

Restructuring liabilities – long-term	20,986	20,246
5.45% Convertible Notes due 2010	10,013	25,013
Total liabilities	58,312	53,919
Total stockholders’ equity	20,813	13,668

Total liabilities and stockholders’ equity	$79,125	$67,587

TRANSWITCH CORPORATION
Supplemental Reconciliation of GAAP Results to Non-GAAP
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007
	(In thousands, except per share data)
GAAP gross profit	$7,986	$5,981	$4,024	$23,894	$20,171
Inventory Write-Up Acquired	722	-	-	722	-
Stock-based compensation	10	13	17	57	83
Non-GAAP gross profit	$8,718	$5,994	$4,041	$24,673	$20,254

GAAP gross margin	53.2%	57.0%	56.1%	57.0%	61.9%
Inventory Write-Up Acquired	4.8%	0.0%	0.0%	1.7%	0.0%
Stock-based compensation	0.0%	0.1%	0.2%	0.1%	0.3%
Non-GAAP gross margin	58.0%	57.1%	56.3%	58.8%	62.2%

GAAP research and development expenses	$7,633	$5,557	$5,034	$24,568	$21,703
Amortization of purchase accounting intangibles	102	18	18	156	71
Stock-based compensation	241	181	246	861	834
Non-GAAP research and development expenses	$7,290	$5,358	$4,770	$23,551	$20,798

GAAP selling, general, and administrative expenses	$5,182	$3,210	$3,691	$15,494	$15,840
Amortization of purchase accounting intangibles	209	88	88	472	351
Stock-based compensation	241	103	192	598	1,053
Non-GAAP selling, general, and administrative expenses	$4,732	$3,019	$3,411	$14,424	$14,436

GAAP operating expenses	$17,862	$8,720	$9,506	$45,134	$38,971
Amortization of purchase accounting intangibles	311	106	106	628	422
Stock-based compensation	482	284	438	1,459	1,887
Reversal of accrued royalties	(198)	-	-	(198)	-
Restructuring charges	5,245	(47)	781	5,270	1,428
Non-GAAP operating expenses	$12,022	$8,377	$8,181	$37,975	$35,234

GAAP net income (loss)	$(5,742)	$(2,956)	$(5,611)	$(18,512)	$(19,712)
Amortization of purchase accounting intangibles	311	106	106	628	422
Stock-based compensation	492	297	455	1,516	1,970
Gain (Loss) on extinguishment of debt	(4,491)	-	-	(4,491)	351
Inventory Write-Up Acquired	722	-	-	722	-
Reversal of accrued royalties	(198)	-	-	(198)	-
Restructuring charges	5,245	(47)	781	5,270	1,428
Non-GAAP net income (loss)	$(3,661)	$(2,600)	$(4,269)	$(15,065)	$(15,541)

GAAP basic and diluted net income (loss) per share	$(0.04)	$(0.02)	$(0.04)	$(0.13)	$(0.15)
Amortization of purchase accounting intangibles	-	-	-	-	-
Stock-based compensation	-	-	-	0.01	0.02
Gain (Loss) on extinguishment of debt	(0.03)	-	-	(0.03)	-
Inventory Write-Up Acquired	-	-	-	-	-
Reversal of accrued royalties	-	-	-	-	-
Restructuring charges	0.04	-	0.01	0.04	0.01
Non-GAAP net income (loss)	$(0.03)	$(0.02)	$(0.03)	$(0.11)	$(0.12)